March 4, 2010

Dreyfus Dynamic Alternatives Fund, Inc.
200 Park Avenue
New York, New York 10166

Ladies and Gentlemen:

We have acted as counsel to Dreyfus Dynamic Alternatives Fund, Inc. (the "Fund") in connection with the preparation of a Registration Statement on Form N-1A, Registration Nos. 333-163566 and 811-22361 (the "Registration Statement"), covering shares of its Class A, Class C and Class I common stock, par value $.001 (each such class of common stock a "Class" and the shares being issued collectively the "Shares").

We have examined copies of the Charter and By-Laws of the Fund, the Registration Statement and the prospectus contained therein (the "Prospectus") and such other documents, records, papers, statutes and authorities as we deemed necessary to form a basis for the opinion hereinafter expressed.  In our examination of such material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us.  As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Fund and others.

Based upon the foregoing, we are of the opinion that the Fund is duly organized and validly existing as a corporation in good standing under the laws of the State of Maryland and the Shares to be offered for sale pursuant to the Prospectus are, to the extent of the number of Shares of each Class authorized in the Fund's Charter, duly authorized and, when sold, issued and paid for as contemplated by the Prospectus, will have been validly and legally issued and will be fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus included in the Registration Statement, and to the filing of this opinion as an exhibit to any application made by or on behalf of the Fund or any distributor or dealer in connection with the registration and qualification of the Fund or its Shares under the securities laws of any state or jurisdiction. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/S/ STROOCK & STROOCK & LAVAN LLP

STROOCK & STROOCK & LAVAN LLP